As filed with the Securities and Exchange Commission on May __, 1996.


                                                       Registration   No.   33-



                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549


                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933



                           HUMBOLDT BANCORP
         (Exact name of registrant as specified in it charter)


     CALIFORNIA                                         68-0183160
(State  or other jurisdiction of incorporation or organization)            (IRS
Employer Identification No.)


              701 FIFTH STREET, EUREKA, CALIFORNIA  95501
    (Address of Principal Executive Office)              (Zip Code)



                  Humboldt Bancorp Stock Option Plan
         Humboldt Bank Director Fee Plan sponsored by Bancorp
                       (Full title of the plans)


                           THEODORE S. MASON
                           Humboldt Bancorp
                           701 Fifth Street
                       Eureka, California  95501
                (Name and address of agent for service)


                            (707) 445-3233
     (Telephone number, including area code, of agent for service)


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following: <checked-box>

CALCULATION OF REGISTRATION FEE

                                       Proposed maximum     Proposed maximum
                                       offering price per   aggregate offering
Title of securities    Amount to be    share                price                 Amount of
to be registered       registered                                                 Registration Fee

Common Stock, No Par
Value                  127,484         $17.00{(1)}          $2,167,228{(1)}        $747.32


(1) Estimated solely for the purposes of calculating the registration fee on the basis of the last sale reported of the registrant's Common Stock as quoted in over-the-counter bulletin board trading on May 23, 1996.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed or to be filed by Humboldt Bancorp (the "Company") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this registration statement.

     1. The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1995;{(a)} and

     2.    The Company's current report on Form 8-K on January 2, 1996.{(b)}

     3.    The Company's report on Form 10-QSB on March 31, 1996.

           {(a) Represents  Humboldt  Bank's  Form  10-KSB for the  year  ended
                December 31, 1995 filed with the Federal Reserve System. On January 2, 1996, the Company and Humboldt Bank effected a reorganization whereby Humboldt Bank became the sole subsidiary of the Company.

           (b)  As filed with the Commission announcing the reorganization.}

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317 of the California Corporations Code provides for the indemnification of officers and directors against expenses and judgments if the officers and directors acted in good faith and in a manner reasonably believed to be in the best interest of the corporation. The Articles of Incorporation and the Bylaws of the registrant provide for the indemnification of its officers and directors to the fullest extent authorized by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

EXHIBIT NO.
 5.1       Opinion of Bartel Eng Linn & Schroder, counsel to Humboldt.
23.1       Consent of Richardson & Company, independent accountants.
23.2       Consent of Bartel Eng Linn & Schroder is contained in Exhibit 5.1.


ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eureka, State of California, on April 17, 1996.

                                      HUMBOLDT BANCORP,
                                      A CALIFORNIA CORPORATION


                                      By     Theodore S. Mason
                                             Theodore S. Mason
                                             Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURES                       DATE


Theodore S. Mason                     4/17/96
Theodore S. Mason, President,
Chief Executive Officer



Alan J. Smyth                         4/17/96
Alan J. Smyth, Chief Financial Officer
(Principal Accounting and Financial Officer)



Myron T. Abrahamsen                  4/17/96
Myron T. Abrahamsen, Director



Ronald F. Angell                     4/17/96
Ronald F. Angell, Director



Marguerite Dalianes                  4/17/96
Marguerite Dalianes, Director





Francis A. Dutra                     4/16/96
Francis A. Dutra, Director



Gary L. Evans                        4/17/96
Gary L. Evans, Director



Larry Francesconi                    4/17/96
Larry Francesconi, Director



Clayton R. Janssen                   4/22/96
Clayton R. Janssen, Director



John McBeth                          4/17/96
John McBeth, Director



John R. Winzler                      4/17/96
John R. Winzler, Director







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